Exhibit 10.35

NOTE EXTENSION:

PPD PARTNERS hereby agrees to extend SEA TIGER, INC. 8% Convertible Debenture Due September 30, 2011 (No. 1) in the amount of $1,702,826 until December 31, 2013.